UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Pacific Biosciences of California, Inc.

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PacBio

Stockholder Engagement

May 2025 | PacBio Management

Forward-looking statements

All statements in this presentation (and any accompanying oral presentation) that are not historical of fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to expectations for future operating results; expectations with respect to the commercial success of the Revio and Vega systems; expectations regarding future share usage and burn rate under PacBio's 2020 Equity Incentive Plan, as well as future hiring and annual grant practices; expectations regarding changes in wafer size and ZMW density on throughput and COGS, lower costs from SMRT Cell reuse, and improved performance from faster chemistries and improved variant calling and interpretation; and other future events. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. Unless otherwise indicated the forward-looking statements herein speak only as of the date hereof. All forward-looking statements speak only as of the date of this presentation and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including, among others, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; challenges related to the testing, validation and commercialization of our products; potential product performance and quality issues and potential delays in development and delivery timelines; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; rapidly changing technologies and extensive competition in genomic sequencing that could make the products PacBio is developing obsolete or non-competitive; supply chain risks; customers and prospective customers curtailing or suspending activities utilizing our products; the impact of tariffs and U.S. export restrictions on the shipment of PacBio products to certain countries; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; and risks associated with macroeconomic and geopolitical conditions. Readers are strongly encouraged to read the full cautionary statements contained in PacBio's filings with the Securities and Exchange Commission, including the risks set forth in PacBio's Forms 8-K, 10-K, and 10-Q. PacBio disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Market data and trademarks

This presentation contains estimates, projections and other information concerning market, industry and other data. We obtained this data from our own internal estimates and research and from academic and industry research, publications, surveys, and studies conducted by third parties. These data involve a number of assumptions and limitations, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed in our filings with the Securities and Exchange Commission. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. While we believe such information is generally reliable, we have not independently verified any third-party information. This presentation contains references to PacBio's and other entities' trademarks. Such trademarks are the property of their respective owner. PacBio does not intend its use or the display of other companies' trade names or trademarks to imply a relationship or endorsement of PacBio by any other entity.

Our mission

Enabling the promise of genomics to better human health

PacBio provides **highly accurate and complete long-read sequencing technologies**


PacBio

Instruments | Software/Informatics | Consumables

PacBio

HiFi offers a near-complete view of the genome


HiFi
Nanopore-based
SBS-based
90%
91%
92%
93%
94%
95%
96%
97%
98%
99%
100%
Percentage of genome sequenced

Total estimated % of genome sequenced of the CHM13v1.0 T2T genome for each respective technology. Read length used for analysis was 250bp for SBS, 25kb for HiFi and 100kb for Nanopore. Table based on Nurk et al. 2022, table S14.

Launched two sequencers in past three years to enable both high and low throughput platforms for long-read sequencing

Vega is a revolutionary, new benchtop sequencer designed to make accurate long-read sequencing accessible to any lab


PacBio

- *Accessible at $169K instrument list price*
- *12 or 24-hour run times, multiple read length settings, up to 60Gb output per run*
- *Designed to address market need of 1,000s of existing benchtop sequencing customers*

Launched in Q4 2024

Revio, with the new SPRQ chemistry offers customers our highest throughput and lowest cost per genome solution


PacBio

- *Less than $500 per human genome*
- *Up to 2,500 human genomes/year*
- *282 total system shipments to over 200 customers*

Launched in Q1 2023

Investing in a technology roadmap focused on improving on-market platforms and developing future platforms to expand margins and increase throughput

Higher density ZMW SMRT Cell

Expected to improve cost and throughput with limited increase in COGS



25M SMRT Cell

New SMRT cell formats

Automation-friendly for handling off-instrument



300mm wafer from 200mm

Expected to enable lower COGS on SMRT Cells


300mm
200mm

SMRT Cell reuse

Enables new, lower cost formats


HG002
72%
HG002
70%
11k
66%
11k
70%
First Use
11k
56%
11k
56%
HG002
29%
HG002
51%
ReUse

Faster chem + frame rate

Faster chemistry can lower run times and increase max output of systems


Polymerase Template Span Survival
1 - C.D.F.
1.00
0.75
0.50
0.25
0.00
0
2000
4000
6000
Polymerase Template Span
Condition
A_32458_NoXSP
A_Skewed_Distr_NoXSP
D_32458_100FPS

Improved genome analysis

Improved variant calling and interpretation methods can provide better answers

DeepVariant

paraphase

TRGT

Interest in HiFi sequencing demonstrates market opportunity ahead

A growing installed base of 282 cumulative Revio shipments and 35 cumulative Vega shipments…


Vega
Revio
32
77
129
173
201
225
247
270
7
282
35
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Cumulative instrument shipments

…has enabled record quarterly consumable revenue and with stable utilization…


$254K
$251K
$255K
$240K
$236K
$16.0M
$17.1M
$18.5M
$18.8M
$20.1M
1Q 2024
2Q 2024
3Q 2024
4Q 2024
1Q 2025
Quarterly consumable revenue and annualized Revio pull through per system

…and explosive growth in long read data generated from our sequencers.


81% growth in data generated on PacBio sequencers in 2024[1]
2020
2021
2022
2023
2024
Annual output from PacBio sequencers (petabases)

PacBio

[1]As of 12/31/2024; represents total petabases sequenced by customers using Sequel II/IIe, Vega and Revio.

2025 Annual Meeting of Stockholders

Proposal	Board Recommendation
Elect each of the three Class III directors to serve for a one-year term (Note: PacBio is moving toward annual election of all directors)	✓ FOR
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the FY ending December 31, 2025	✓ FOR
Advisory vote on approval of executive compensation	✓ FOR
Amendment of our 2020 Equity Incentive Plan to increase the number of shares reserved thereunder by 23 million	✓ FOR

Director nominees include breadth of experience in healthcare and executive leadership



William Ericson

Founding Partner at Wildcat Venture Partners and Managing Partner at Mohr Davidow Ventures

A seasoned venture capitalist with deep expertise in early-stage life sciences investing, company building, and board governance across genomics and diagnostics.



Kathy Ordoñez

Former CCO at PacBio and former SVP at Quest Diagnostics

A pioneering diagnostics executive with over 30 years of leadership in molecular testing and genomics, including CEO roles at Celera, Roche Molecular Systems, and RainDance.



Chris Smith

Former CEO and director of NeoGenomics and former CEO of Ortho Clinical Diagnostics

A global healthcare executive with a strong track record of scaling diagnostics and medtech businesses through commercial expansion, IPOs, and strategic M&A.

Board members not up for reelection – reflect decades of experience in finance, genomics, medicine, and operational excellence



John Milligan, PhD
Chairman of the Board

Former CEO of Gilead Sciences and current board chair of 4D Molecular Therapeutics, John Milligan offers deep biopharma operational and financial leadership with decades of executive experience.



Christian Henry
President & Chief Executive Officer

A seasoned genomics executive and former Illumina commercial and finance leader, Christian Henry has served as PacBio's CEO since 2020, bringing over two decades of experience in life sciences business growth and corporate strategy



Lucy Shapiro

A distinguished molecular biologist and Stanford professor, Lucy Shapiro has founded research programs and biotech companies, with extensive contributions to genomics and antibiotic discovery



Marshall Mohr

Former CFO of Intuitive Surgical and audit committee veteran, Marshall Mohr brings a strong track record in finance, audit, and public company oversight across healthcare and technology



Randy Livingston

As Stanford University's long-time CFO and a former tech CFO, Randy Livingston contributes extensive experience in financial strategy, nonprofit leadership, and public company governance



Hannah Valentine

A leader in cardiovascular medicine and scientific workforce diversity, Dr. Valantine combines NIH and Stanford leadership with innovation in transplant diagnostics and equity in biomedical science

Following best practices for board composition and corporate governance

- ✓ Moving toward annual election of directors
- ✓ Eight of our nine directors are independent
- ✓ Board composed of directors with a diverse mix of skills, experiences, and perspectives
- ✓ Active Board refreshment resulting in addition of new director earlier this year
- ✓ Separate chairman and CEO roles
- ✓ Independent standing Board committees
- ✓ Regular executive session of independent directors
- ✓ Board and committee oversight of responsible business practices and cyber security matters
- ✓ Annual individual director evaluations
- ✓ Annual Board and committee self-evaluations
- ✓ Policy on directors' outside public company board service
- ✓ Board reviews executive succession planning and director refreshment regularly
- ✓ Majority voting in uncontested director elections
- ✓ No dual class of stock or controlling stockholder
- ✓ Director orientation and continuing educational programs
- ✓ No poison pill in place

FY24 executive compensation program effectively aligns pay with performance

Consists primarily of base salary, incentive cash bonuses, equity awards, broad-based benefits program

Element	Vehicle	Performance Element
Base Salary	Cash	N/A
Short-term incentive	Cash bonus	Total recognized revenue, cash balance
		Technology development and adoption
		Culture
Long-term incentive	Time-based restricted stock units	4-year ratable vest

2024 CEO Target Pay Mix



Short-term incentive, 24%
Long-term incentive, 52%
Base Salary, 24%

2024 Other NEO Target Pay Mix (avg.)



Short-term incentive, 21%
Long-term incentive, 41%
Base Salary, 38%

Executive Compensation Highlights

- Short-term and long-term incentives designed to reward achievement of specific strategic and financial goals that we believe will advance our business strategy and create long-term value for our stockholders.
- These are the same compensation elements that are used on a broad basis across the Company for alignment within our culture and for competitiveness with industry practices.
- New equity award determinations based in part upon market analysis performed by an independent compensation consultant and on our business priorities.

Compensation structured to ensure officers aligned with stockholder interests as well as with competitive and appropriate pay practices for our industry

What we do:

- ✓ Pay for performance philosophy and culture
- ✓ Utilize time-based RSUs as part of executive compensation packages, given they are inherently performance-based because the value being delivered is based on the value of our stock on the vesting date(s)
- ✓ Majority of pay is variable and linked to corporate and individual performance
- ✓ Compensation recoupment (“clawback”) policy
- ✓ Engage an independent compensation consultant
- ✓ Responsible use of shares in long-term incentive program
- ✓ Annually assess compensation risk
- ✓ Annual “say-on-pay” advisory vote

What we avoid:

- x Excise tax gross-ups
- x Significant perquisites
- x Guaranteed salary increases
- x Contracts that guarantee employment
- x Margin accounts, hedging, pledging, derivatives or short sale transactions in our stock
- x Repricing stock options without stockholder approval

☑ At our June 2024 annual meeting of stockholders, we held a nonbinding, stockholder advisory vote to approve the compensation of our NEOs. We received favorable support with over 95%, a majority of stockholder votes cast approving the proposal.

Equity awards are critical to attracting, retaining and incentivizing the top talent required to execute on our continued transformation

Seeking approval for **23 million additional shares** under our 2020 Equity Incentive Plan; ~11.3 million shares available as of 3/31/2025.

We operate in a highly competitive industry and geographies for our talent. Our philosophy is to maintain a culture where contributions to the company and enhancing stockholder value have the potential to be matched with appropriate financial returns.

Our equity program is broad-based and substantially **all employees at all levels are eligible to receive an equity grant.** ~75%[1] of shares granted are to non NEOs – which is ahead of peer average and median.

Our compensation committee thoughtfully manages our equity incentive plan to balance stockholder dilution and attracting, retaining and incentivizing employees. Our average burn rate for the past three years was ~4.2%.[2]

[1]Based on 3-year average.
[2]Burn rate calculated by dividing the number of shares subject to stock options granted, restricted stock units ("RSUs") granted, and performance-based restricted stock units ("PSUs") that vested (of which there were none during this time period), divided by the weighted average number of shares outstanding during the year. These rates exclude, for purposes of the numerator, awards assumed by us in connection with an acquisition transaction during the applicable year.

Equity Plans – Historical burn rate[1] between 50th and 75th percentile of peer group; overhang including 23 million shares is ~24%



6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
5.9%
4.2%[1]
4.7%
3.6%
Peer 75th [3]
Peer 50th [3]
PacBio 3-yr Avg
ISS Threshold [2]

Outstanding options, RSUs, PSUs, and shares as of 3/31/2025 (millions of shares)



Shares requested
Shares available
Outstanding RSUs
Outstanding PSUs
Outstanding Options[4]
300.0
72.6 (24.2% overhang)
23.0
11.3
21.4
0.4
16.5
Equity Plans
Shares outstanding

[1]Burn rate calculated by dividing the number of shares subject to stock options granted, restricted stock units ("RSUs") granted, and performance-based restricted stock units ("PSUs") that vested (of which there were none during this time period), divided by the weighted average number of shares outstanding during the year. These rates exclude, for purposes of the numerator, awards assumed by us in connection with an acquisition transaction during the applicable year.

[2] Based on GICS 3520 (Pharmaceuticals, Biotechnology & Life Sciences) peers based on AON research as of March 2025.

[3]ISS 3-Year benchmark cap for Pharmaceuticals and Biotechnology companies listed on the Russell 3000 based on AON research as of April 2025

[4]Approximately 36% of outstanding options would be underwater based on a $6 per share stock price, or 44% would be underwater based on a $4 per share stock price; 52% would be underwater based on a $2 share price.

PacBio

www.pacb.com